SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: (Date of earliest event reported):   January 29, 2004

Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     Chico’s FAS, Inc.’s (the “Company”) Board of Directors has appointed Scott A. Edmonds, the Company’s President and Chief Executive Officer, and Betsy S. Atkins, President and Chief Executive Officer of Baja Capital, as new directors of the Company, increasing the number of Board seats to eight.

     A copy of the press release issued on January 29, 2004 in connection with the appointments of Mr. Edmonds and Ms. Atkins is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

99.1	Chico’s FAS, Inc. Press Release dated January 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: January 30, 2004	By:	/s/ Charles J. Kleman

Charles J. Kleman, Executive Vice President —
Chief Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Chico’s FAS, Inc. dated January 29, 2004